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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 1999

                  FIRST LEESPORT BANCORP, INC.
     (Exact name of registrant as specified in its charter)

        Pennsylvania              000-14555          23-2354007
(State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)          File Number)       Ident. No.)

133 North Centre Avenue, Leesport, PA                   19533
     (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (610) 926-2161

                               N/A
 (Former name or former address, if changed since last report.)

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
Item 5.  Other Events.

     On January 12, 1999, First Leesport Bancorp, Inc. ("First Leesport"), a Pennsylvania business corporation, entered into a definitive merger agreement with Merchants of Shenandoah Ban-Corp ("Merchants"), a Pennsylvania business corporation, providing for the merger of Merchants with and into First Leesport. Merchants is the parent company of Merchants Bank of Pennsylvania.

     The merger agreement provides that the holders of Merchants common stock will receive 1.5854 shares of First Leesport common stock if the average of the closing sales prices of First Leesport common stock (the "First Leesport Market Price") for the thirty trading days prior to the merger is between $20.00 and $28.00 per share. If the First Leesport Market Price determined as of the effective date of the merger is less than $20.00, shareholders of Merchants will receive for each share of Merchants common stock such number of shares of First Leesport common stock equal to $31.71 divided by the First Leesport Market Price determined as of the effective date of the merger. If the First Leesport Market Price determined as of the effective date of the merger is greater than $28.00, shareholders of Merchants will receive for each share of Merchants common stock such number of shares of First Leesport common stock equal to $44.39 divided by the First Leesport Market Price determined as of the effective date of the merger.

     Based on an exchange ratio of 1.584 shares of First Leesport common stock for each share of Merchants common stock, First Leesport will issue a total of approximately 487,262 shares of First Leesport common stock in the merger. First Leesport will treat the merger as a pooling of interests for financial accounting purposes.

     Under the terms of the merger agreement, three persons presently serving as directors of Merchants will be appointed to the First Leesport Board of Directors, one in each of Class I, Class II and Class III. One additional person presently serving as a director of Merchants will be appointed to the Board of Directors of The First National Bank of Leesport. Anthony R. Cali, President and Chief Executive Officer of Merchants and MBP, will become an Executive Vice President of First Leesport and will continue as President and Chief Executive Officer of MBP. Raymond H. Melcher, Jr., President and Chief Executive Officer of First Leesport and The First National Bank of Leesport, will continue in those capacities and will also be appointed to the Board of Directors of MBP.

     Completion of the merger is contingent upon the receipt of approval by the shareholders of both Merchants and First Leesport, receipt of required regulatory approval and certain other conditions, including receipt by First Leesport and Merchants of a letter from First Leesport's auditors that the
<PAGE 1> merger will be treated as a pooling of interests for financial accounting purposes.

     A copy of First Leesport's press release, dated January 12, 1999, and a copy of the merger agreement are attached hereto as Exhibits 99.1 and 99.2, respectively. The foregoing description is qualified in its entirety by reference to the provisions of the merger agreement attached hereto as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

     The following exhibits are filed herewith:

Exhibit Number

     99.1      Press Release dated January 12, 1999 of First
               Leesport Bancorp, Inc.

     99.2      Agreement dated January 12, 1999 between First
               Leesport Bancorp, Inc. and Merchants of Shenandoah
               Ban-Corp.
  PAGE 2
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                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FIRST LEESPORT BANCORP, INC.


Dated:  January 20, 1999
                              By/s/ Raymond H. Melcher, Jr.
                                Raymond H. Melcher, Jr.
                                President and
                                Chief Executive Officer  <PAGE 3>